                                                                    Exhibit 99.1

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated:  February 14, 2001

                                    Draper Associates, L.P.

                                    By:  /s/ Tim Draper
                                         ------------------------------
                                         Name:   Tim Draper
                                         Title:  Managing Director


                                    Draper Associates, Inc.

                                    By:  /s/ Tim Draper
                                         ------------------------------
                                         Name:   Tim Draper
                                         Title:  Managing Director


                                    /s/ Tim Draper
                                    -----------------------------------
                                    Timothy C. Draper


                                    JABE, LLC

                                    By:  /s/ Tim Draper
                                         ------------------------------
                                         Name:    Tim Draper
                                         Title:   Managing Director